UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

GELESIS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on [●], 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Gelesis Holdings, Inc., which will be held online on [●], 2023 at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at [●], where you will be able to vote electronically and submit questions. You will need the control number included with these proxy materials to attend the Annual Meeting. To attend, register by [●], 2023 at [●] Eastern Time at [●]. The purpose of the Annual Meeting is the following:

1.
To elect two classes of directors, including (i) two Class I directors, Alison Bauerlein and Dominic Perks, to our board of directors, to serve as Class I directors, each to hold office until our annual meeting of stockholders in 2024, and (ii) three Class II directors, Kathryn Cavanaugh, Clayton Christopher and Paul Fonteyne, to our board of directors, to serve as Class II directors, each to hold office until our annual meeting of stockholders in 2025, and, in each case, until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal (the “Director Election Proposal”);
2.
To consider and approve an amendment to the Articles of Incorporation of the Company to effect a reverse stock split at a ratio of not less than 1:2 and not more than 1:50, with the exact ratio to be set within this range by our board of directors, in its sole discretion (the “Reverse Stock Split Proposal”);
3.
To consider and approve, for purposes of complying with Section 312.03 of the New York Stock Exchange Listed Company Manual, the full issuance of the shares of Common Stock issuable pursuant to (i) a conversion of the promissory notes issued in July and August of 2022 (the “2022 Notes”) and the exercise of the warrants potentially issuable pursuant to the 2022 Notes, and (ii) a conversion of the convertible senior secured promissory notes issued, and potentially issuable (the “2023 Notes”) pursuant to that certain note and warrant purchase agreement, dated February 21, 2023, by and among the Company, the guarantors party thereto and PureTech Health, LLC (the “NPA”) and the exercise of the warrants issued, and potentially issuable, under the NPA (the “Stock Issuance Proposal”);
4.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “KPMG Appointment Proposal”); and
5.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSAL OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

Only Gelesis Holdings, Inc. stockholders of record at the close of business on March 24, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” each of the director nominees named in the Director Election Proposal, the Reverse Stock Split Proposal, the Stock Issuance Proposal and the KPMG Appointment Proposal.

Whether or not you expect to attend the Annual Meeting online, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting [●] or by telephone by calling [●] and following the recorded instructions up to the time of the Annual Meeting. If you vote your shares on the Internet or by telephone, you will need to enter the control number provided. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,
/s/ Yishai Zohar
Yishai Zohar
Chief Executive Officer

Boston, Massachusetts

[●], 2023

Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD [●], 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Gelesis Holdings, Inc., which will be held online on [●], 2023 at 9:00 a.m. Eastern Daylight Time. You may attend the Annual Meeting virtually via the Internet at [●], where you will be able to vote electronically and submit questions. To attend, register by [●], 2023 at [●] Eastern Time at [●]. The board of directors of Gelesis Holdings, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting.

In this proxy statement, the terms “Gelesis,” “we,” “us,” and “our” refer to Gelesis Holdings, Inc. On January 13, 2022 (the “Closing Date”), Capstar Special Purpose Acquisition Corp., a Delaware corporation and our predecessor company (“CPSR”), consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the Business Combination Agreement, dated as of July 19, 2021 (as amended on November 8, 2021 and December 30, 2021, the “Business Combination Agreement”), by and among CPSR, CPSR Gelesis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CPSR (“Merger Sub”), and Gelesis, Inc., a Delaware corporation (together with its consolidated subsidiaries, as the context may require, “Legacy Gelesis”). Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into Legacy Gelesis (the “Merger”), with Legacy Gelesis as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Gelesis became a wholly-owned subsidiary of CPSR and (ii) CPSR changed its name to “Gelesis Holdings, Inc.”

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) and this proxy statement and proxy card are first being mailed to stockholders on or about [●], 2023.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on [●], 2023

This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at [●].

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Gelesis Holdings, Inc. 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

GELESIS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

How do I attend and participate in the Annual Meeting online?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit [●] and use their control number provided in the proxy card to register to this website by [●] Eastern Time on [●], 2023, and beneficial owners of shares held in street name will need to follow instructions provided by their broker.

You will need the control number included on your proxy card or voting instruction form, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at [●].

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided via an instructional email an hour prior to the time of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e., held for your account by a broker of other nominee), or voting instruction card and the 2022 Annual Report, are being mailed to stockholders on or about [●], 2023. These materials are also available for viewing, printing and downloading on the Internet at [●].

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 24, 2023.

How many votes can be cast by all stockholders?

There were 73,332,588 shares of our Common Stock, par value $0.0001 per share, outstanding on March 24, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of March 24, 2023.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling [●], 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted by telephone must be received by [●] a.m. Eastern Time on [●], 2023.
•
By Internet. You may vote at [●], 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted through the Internet must be received by [●] a.m. Eastern Time on [●], 2023.
•
By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by [●], 2023.
•
During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at [●].

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I submit questions at the virtual annual meeting?

You may submit questions either before or during the meeting. You can submit questions in advance when registering for the meeting at [●]. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their control number. You can submit questions during the Annual Meeting at the meeting portal.

How can I access the list of stockholders of record?

At the time and date of the Annual Meeting, stockholders will be able to inspect a list of stockholders of record at the meeting for any purpose germane to the Annual Meeting. Instructions on how to access the list will be provided via email an hour prior to the time of the Annual Meeting. During the 10 days prior to the Annual Meeting, stockholders may also view a list of stockholders at our headquarters located at 501 Boylston Street, Suite 6102, Boston, Massachusetts during normal business hours.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of [●] a.m. Eastern Daylight Time on [●], 2023, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Gelesis Holdings, Inc., 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

How is the vote counted?

Under our bylaws, when a quorum is present at the Annual Meeting, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by our Second Amended and Restated Certificate of Incorporation, or bylaws.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. We have been informed that the NYSE proxy compliance group has determined that (i) the Director Election Proposal (Proposal No. 1) and the Stock Issuance Proposal (Proposal No. 3) are “non-discretionary” items, in which case if you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for this proposal, and those votes will be counted as broker non-votes, and (ii) the Reverse Stock Split Proposal (Proposal No. 2) and the KPMG Appointment Proposal (Proposal No. 4) are considered to be discretionary items, in which case your brokerage firm will be able to vote on these proposals even if it does not receive instructions from you.

To be elected, the directors nominated via the Director Election Proposal must receive a plurality of the votes properly cast on such proposal, meaning that the director nominees receiving the most for votes will be elected. Shares voting “withheld” have no effect on the election of directors. Broker non-votes will have no effect on the outcome of this vote.

The approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

The approval of the Stock Issuance Proposal requires a majority of the votes properly cast for and against such proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote.

The approval of the KMPG Appointment Proposal requires a majority of the votes properly cast for and against such proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired MacKenzie Partners, Inc. for a fee of $9,500 to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than [●]. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 - DIRECTOR ELECTION PROPOSAL

Our board of directors currently consists of eight members and Paul Fonteyne serves as Chairman of the board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to the management. The board of directors meets on a regular basis and on an ad hoc basis as required. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
Class I, which consists of Alison Bauerlein and Dominic Perks, whose terms expired in 2022.
•
Class II, which consists of Kathryn Cavanaugh, Clayton Christopher and Paul Fonteyne, whose terms will expire at this Annual Meeting.
•
Class III, which consists of Yashai Zohar, Raju Kucherlapati and Jane Wildman, whose terms will expire at the annual meeting of stockholders to be held in 2024.

At this Annual Meeting of Stockholder, you will elect two classes of directors for a three-year term to succeed the classes of directors whose term of office expired prior to and at such meeting. You are voting on five candidates for the Class I and Class II directors this year. Based on the recommendation of the Nominating and Governance Committee, the Board has nominated the following current Class I and Class II directors for election: Alison Bauerlein, Dominic Perks, Kathryn Cavanaugh, Clayton Christopher and Paul Fonteyne. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be fixed solely and exclusively by resolution duly adopted from time to time by our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares then entitled to vote at an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office.

Nominees for Election as Class I and Class II Directors

The following table identifies our nominees for directors and their ages as of [●], 2023, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Gelesis	Director Since	Age
Alison Bauerlein	Class I Director	2022	41
Dominic Perks	Class I Director	2022	46
Kathryn Cavanaugh	Class II Director	2022	49
Clayton Christopher	Class II Director	2022	50
Paul Fonteyne	Class II Director	2022	61

Alison Bauerlein has served as a member of our Board since January 2022. Ms. Bauerlein was a co-founder of Inogen, Inc. and served as its Chief Financial Officer from 2009 until December 2021 and its Executive Vice President, Finance from March 2014 until December 2021. Ms. Bauerlein has also served as Inogen’s Corporate Secretary from 2002 until July 2021 and its Corporate Treasurer from 2002 until December 2021. Ms. Bauerlein previously served as Inogen Inc.’s Vice President, Finance from 2009 until March 2014. Prior to serving in these positions, Ms. Bauerlein also served as Controller with Inogen, Inc. from 2008 to 2009 and 2001 to 2004, and the Director of Financial Planning and Analysis from 2004 to 2008. Ms. Bauerlein has also been a board member of

Pear Therapeutics, Inc. since December 2021. Ms. Bauerlein has over 20 years of experience in treasury, finance, accounting, risk management as well as strategic and tactical cost analysis and forecasting. Ms. Bauerlein received a Bachelor of Arts degree in Economics/Mathematics with high honors from the University of California, Santa Barbara. We believe Ms. Bauerlein’s qualifications to serve on our Board include her extensive executive-level experience in the medical technology industry, as well as her financial expertise.

Dominic Perks has served as a member of our Board since January 2022 and has previously served as a member of the Gelesis, Inc. board of directors from April 2021 to January 2022. In October 2013, Mr. Perks co-founded Hambro Perks with British banker and businessman Rupert Hambro. In 2014, Mr. Perks co-founded Laundrapp, an on-demand dry cleaning and laundry service and served as chairman until November 2018. Mr. Perks has since founded or seeded numerous technology companies including Echo, What3Words, By Miles, Primary Bid, Takumi and Insurtech Gateway. Through Hambro Perks, he is an investor in over 95 companies including Cambridge Innovation Capital, Tide and Muzmatch. In December 2020, Mr. Perks led the acquisition of Ombu Group in partnership with Sir John Rose and created Hambro Perks Environmental Technology Fund. Mr. Perks also acquired all of Invesco’s unquoted assets in the UK and US in a deal that included stakes in Gelesis, Inc., Vedanta, Genomics, Nexeon and Hawkeye360. In February 2021, Mr. Perks launched the Hambro Perks Oryx Fund with backing from Public Investment Fund to invest into technology companies in the Middle East. Prior to his entrepreneurial career, Mr. Perks was a strategy consultant at McKinsey & Co., where he advised clients on growth strategies. Mr. Perks was also employed at Morgan Stanley where he primarily originated investment opportunities for private equity firms. Mr. Perks graduated from Oxford University with a first-class degree in English Literature. We believe Mr. Perks’ qualifications to serve on our Board include his extensive experience investing in companies and serving as an executive and board member of companies.

Kathryn Cavanaugh has served as a member of our Board since January 2022 and previously served on the CPSR board of directors from July 7, 2020 to January 2022. Since January 2019, Ms. Cavanaugh has served as the Managing Partner of Capstar Ventures LLC, an early stage venture capital firm that invests in the next generation of innovative consumer companies. From April 2016 to December 2018, Ms. Cavanaugh was a Partner at Grace Beauty Capital where she advised and invested in early stage companies in the consumer and retail sectors, including Rothy’s, Inc., Parachute Home, Inc., Primary Kids, Inc., Supergoop!, LLC, MM.LaFleur, Inc., ThirdLove (MeCommerce, Inc.), Vengo, Inc., and Pixlee, Inc. From April 2015 to March 2016, Ms. Cavanaugh served as Director of Franchise Growth Strategy, Sales and Operations, and from March 2013 to February 2014 as a Board Director, for The Bar Method, Inc. From October 2011 to February 2014, Ms. Cavanaugh served as Vice President of Talent for Mainsail Partners, a growth equity firm. From September 2005 to June 2010, Ms. Cavanaugh worked at De Novo Ventures, an early stage healthcare venture capital firm, where she evaluated, executed and supported more than $350 million of equity investments in medical device, biotech and diagnostic companies. Ms. Cavanaugh received a Master of Business Administration from Harvard Business School in 2005 and Bachelor of Science degrees in Chemical Engineering and Biochemistry from the University of Notre Dame in 1997. We believe Ms. Cavanaugh is well qualified to serve on our Board based on her extensive leadership and business experience, including her management positions and investment management background in the healthcare and consumer sectors.

Clayton Christopher has served as a member of our Board since January 2022 and previously served on the Capstar Special Purpose Acquisition Corp. Board from August 2021 to January 2022. Mr. Christopher is the co-founder and former Managing Partner of CAVU Venture Partners, an investment firm focused on best in class, better-for-you, food and beverage brands, which he left in 2020. Prior to CAVU, Mr. Christopher was the co-founder and CEO of Deep Eddy Vodka, which became one of the fastest growing spirits brands in the United States before being purchased by Heaven Hill Distilleries in August of 2015. He started his entrepreneurial journey at Sweet Leaf Tea, a company he started in 1998 with $12,000 in savings and a recipe from his grandmother. Sweet Leaf grew to a nationally recognized brand and was acquired by Nestle in 2011. Mr. Christopher is also the co-founder and Chairman of Waterloo Sparkling Water. He has also served on or currently serves on the board of directors of Nulo Pet Foods, Kite Hill, Rhythm Super Foods, REBBL, Kettle & Fire, Austin Eastciders, Good Culture, Bridge Equipment Leasing and SKU, a consumer products accelerator. In 2006, Mr. Christopher was awarded the Ernst & Young Entrepreneur of the year for Central Texas and is a recipient of Austin Under 40 Austinite of the Year Award. Mr. Christopher has also served on a number of non-profit boards over the years, including Mission Capital, Naturally Austin, Big Brothers Big Sisters and the University of Texas President’s Innovation Board. We believe Mr. Christopher is well qualified to serve on our Board based on his vast entrepreneurial leadership, operational and investor experiences over the last 25 years.

Paul Fonteyne has served as a member of our Board since January 2022 and previously served as a member of the Gelesis, Inc. board of directors from May 2018 to January 2022. Mr. Fonteyne is currently the CEO of Thyron Pharmaceuticals Inc, a company he founded in April 2021. Mr. Fonteyne has more than 30 years of experience in the biopharmaceutical industry. Mr. Fonteyne is the retired Chairman and CEO of Boehringer-Ingelheim USA, or BI, where he served in leadership roles both in the US and globally for 15 years. He was President and CEO of BI from November of 2011, and subsequently its Chairman, until he retired January 2019. During this time, he led teams that grew BI’s sales and earnings several fold in the USA and participated in acquisitions and divestitures that led to a significantly greater focus of BI’s portfolio of companies in the US in two main segments of Animal Health and Human Pharmaceuticals. During his 30+ years in the pharmaceutical industry, Mr. Fonteyne also held commercial leadership roles at Merck and Co. Inc. for 9 years, and Abbott Laboratories for 8 years. He has served on the board of PhRMA, chaired the National Pharmaceutical Council, served as Chair of an American Cancer Society initiative for New England (CEOs against Cancer). Prior to its reverse merger with Adicet Bio, he served on the board of ResTORbio Inc (and chaired the compensation committee) from January 2017 to September 2020. Previously, he was on the board of a specialty pharmaceutical company, AMAG, from November 2019 to October 2020 (prior to its sale to Apollo-backed Covis in November 2020). He also serves or recently served on the board of several public and private clinical stage biotechnology companies including DalCor (Chairman); Amylyx (AMLX), where he has served on the board of directors since April 2021; Apellis (APLS), where he has served on the board of directors since April 2020; Ypsomed AG (YPS), a device company, where he has served on the board of directors from July 2018 and an Animal Health Company, Covetrus (CVET), where he served on the board of directors from July 2021 to September 2022. Mr. Fonteyne received his M.B.A. from Carnegie-Mellon University and his MS in Chemical Engineering from the Polytechnic School at the University of Brussels. We believe Mr. Fonteyne’s qualifications to serve on our Board include his extensive experience in the biopharmaceutical industry, as well as serving as a board member of companies in the biopharmaceutical industry.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the votes properly cast on the election of directors. The five nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Alison Bauerlein, Dominic Perks, Kathryn Cavanaugh, Clayton Christopher and Paul Fonteyne, as the Class I and Class II directors, respectively. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors unanimously recommends a vote “FOR” each of the nominees set forth above.

Directors Continuing in Office

The following table identifies our Class III directors and their ages as of [●], 2023, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Gelesis	Director Since	Class and Year in Which Term Will Expire	Age
Raju Kucherlapati, Ph.D.	Director	2022	Class III - 2024	80
Jane Wildman	Director	2022	Class III - 2024	62
Yishai Zohar	President, Chief Executive Officer, Director and Co-Inventor	2022	Class III - 2024	60

Class III Directors (Term Expires at 2024 Annual Meeting)

Raju Kucherlapati has served as a member of our Board since January 2022 and previously served as a member of the Gelesis, Inc. board of directors from January 2016 to January 2022. Dr. Kucherlapati has also served as a member of the board of PureTech, Inc. since 2014. Dr. Kucherlapati has served as the Paul C. Cabot Professor of Genetics and Professor of Medicine at Harvard Medical School since September 2001. Dr. Kucherlapati was a founder and, from 1993 to 2005, a board member of Abgenix, a board member of Cell Genesys from 1988 to 1992 and a board member of Millennium Pharmaceuticals from 1993 to 2007. Dr. Kucherlapati was the first scientific director of the Harvard-Partners Center for Genetics and Genomics, a position he held from 2001 to 2008. Dr. Kucherlapati was elected as a fellow of the American Association for the Advancement of Science and has been a member of the National Academy of Medicine since 2008. Dr. Kucherlapati was named a member of the presidential commission for the study of bioethical issues during the Obama administration. Dr. Kucherlapati’s laboratory at Harvard Medical School is involved in cloning many human disease genes with a focus on human syndromes with significant cardiovascular involvement, use of genetic/genomic approaches to understand the biology of cancer and the generation and characterization of genetically modified mouse models for cancer and other human disorders. His laboratory was a part of the Human Genome Project that was responsible for mapping and sequencing the human genome. Dr. Kucherlapati developed methods for modifying mammalian genes that lead to gene targeting in mice. He has developed many mouse models for human disease, including a large set of models for human colorectal cancer. His laboratory was a part of The Cancer Genome Atlas program that uses genetic/genomic approaches to understand the biology of cancer. He is a promoter of personalized/ precision medicine. Dr. Kucherlapati served on the editorial board of the New England Journal of Medicine and was editor-in-chief of the journal Genomics. Dr. Kucherlapati received his PhD from the University of Illinois. He trained at Yale and has held faculty positions at Princeton University, University of Illinois College of Medicine and the Albert Einstein College of Medicine prior to his appointment at Harvard. We believe Dr. Kucherlapati’s qualifications to serve on our Board include his experience in medicine and research and extensive experience founding and serving on boards of multi-billion-dollar companies.

Jane Wildman has served as a member of our Board since January 2022 and previously served as a member of the Gelesis, Inc. board of directors from April 2021 to January 2022. Since June 2021, Ms. Wildman has served as a senior advisor to Vestar, a private equity firm, and since 2018 has acted as an independent strategic consultant for various B2B and B2C companies across industries. Ms. Wildman has extensive experience as a board member, president and chief marketing officer across Fortune-25, mid-sized and start-up companies. As President from June 2014 to December 2017, and Board Member from January 2018 to December 2018, of Combe Incorporated, a personal-care consumer products company, Ms. Wildman successfully led the company to record sales and profit growth. Prior to Combe, from June 2009 to June 2014, Ms. Wildman was a Partner and Consultant with The Partnering Group, where clients included Fortune 50 companies like Walmart, Procter & Gamble and Nestle. Ms. Wildman spent over 25 years at Procter & Gamble, from June 1983 to December 2008, where she worked in beauty, health, baby, feminine care and food, both in the United States and internationally. She served as global Vice President and led the global marketing organization for Pampers, P&G’s largest brand. Ms. Wildman led the repositioning of the Pampers brand during her tenure there from September 2001 to December 2008. Ms. Wildman received a B.S. in Journalism from the University of Oregon and holds a Cornell Digital Marketing certification. We believe Ms. Wildman’s qualifications to serve on our Board include her extensive experience serving as a board member and as an executive across Fortune-25, mid-sized and start-up companies.

Yishai Zohar has served as our President and Chief Executive Officer and as a member of our Board since January 2022. Mr. Zohar is the Founder of Gelesis, Inc. and previously served as the Chief Executive Officer and a member of the Gelesis, Inc. board of directors from February 2006 to January 2022. He is a seasoned entrepreneur and has over 25 years’ experience in the development of industry innovating companies. Mr. Zohar led Gelesis from concept stage and initial product development as a Co-Inventor and shepherded the company and its novel technological platform through clinical studies and a landmark FDA clearance of lead product Plenity as an aid for weight management. Prior to founding Gelesis, Inc., Mr. Zohar co-founded PureTech Health (NASDAQ, LSE: PRTC), a biotherapeutics company dedicated to discovering, developing and commercializing highly differentiated medicines to impact human health. In his role at PureTech, Mr. Zohar led the obesity/gastrointestinal disorder initiative, which engaged leading experts to tackle these problems with an unbiased discovery process looking at a broad landscape of technologies and approaches. This initiative led to the formation of Gelesis, Inc. Mr. Zohar has a degree in Business Administration from the College of Management Academic Studies (COMAS) in Tel Aviv and was an air force pilot ranked Captain in the Israeli Defense Forces. We believe that Mr. Zohar’s qualifications to serve on our Board include his extensive experience and track record in the development of industry innovative companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The rules of the New York Stock Exchange (“NYSE”) require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. We undertook a review of the independence of the individuals named above and have determined that each, other than Yishai Zohar, qualify as an independent director under applicable SEC rules and NYSE listing standards.

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and may form other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and NYSE. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://ir.gelesis.com/governance/governance-documents.

Audit Committee

The members of our Board’s audit committee currently include Alison Bauerlein, Raju Kucherlapati and Dominic Perks. Ms. Bauerlein currently serves as the chairperson of the audit committee. Under the NYSE listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors.

The Board determined that each of the members of the audit committee meet the independence requirements under NYSE and SEC rules and is financially literate, and Ms. Bauerlein qualifies as an “audit committee financial expert” as defined in SEC rules.

The functions of this committee include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors and the lead partner to perform audit services and any permissible non-audit services;
•
assuring the regular rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing our major financial risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps our management has taken to monitor and control such exposures; and
•
reviewing and evaluating on an annual basis the performance of the audit committee and on a periodic basis the adequacy of the audit committee charter.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our Board is comprised of three non-employee directors and operates under a written charter adopted by our Board. Our Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the audit committee meets that standard. Our Board has determined that Mr. Kucherlapati and Mr. Perks are financially literate, and that Ms. Bauerlein qualifies as an audit committee financial expert within the meaning of SEC regulations and have accounting or related financial management expertise under the NYSE listing standards.

The principal purpose of the audit committee is to assist our Board in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter, which our Board adopted and which the audit committee reviews on an annual basis.

In the performance of its oversight function, the audit committee reviewed and discussed with management and the independent auditor the previously issued audited financial statements of Gelesis for the year ended December 31, 2021 and the audited financial statements of Gelesis for the year ended December 31, 2022 and the assessment of Gelesis’ internal control over financial reporting. The audit committee has retained KPMG LLP as the Company’s independent auditor for 2022.

The audit committee also discussed with the independent registered public accounting firm of Gelesis the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and discussed the independent accountants’ independence with the independent accountants.

Based upon the review and discussions referred to above, the audit committee recommended to the Board that the Gelesis Financial Statements be included in the 2022 Annual Report.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF GELESIS HOLDINGS, INC.

Alison Bauerlein (Chairperson)

Raju Kucherlapati

Dominic Perks

[●], 2023

Compensation Committee

The members of our Board’s compensation committee currently include Kathryn Cavanaugh, Raju Kucherlapati and Jane Wildman, all of whom are be independent directors. Ms. Wildman currently serves as the chairperson of the compensation committee. The compensation committee’s responsibilities include::

•
reviewing and recommending to the Board any amendments or modifications to the compensation committee charter;
•
reviewing and approving corporate goals and objectives to be considered in determining the compensation of our Chief Executive Officer;
•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board the compensation of our Chief Executive Officer;
•
periodically reviewing the aggregate amount of compensation being paid or potentially payable to the Chief Executive Officer;
•
reviewing and approving the compensation of our other executive officers (other than compensation of the Chief Executive Officer);
•
approving all compensation for each of our non-employee directors;
•
administering our equity-based and non-equity-based incentive plans;
•
retaining, determining the compensation of, and overseeing any consulting firm or outside advisor to assist in compensation matters; and
•
reviewing the compensation discussion and analysis and preparing the committee report required by SEC rules, if and when required, to be included in our annual proxy statement or annual report on Form 10-K.

Nominating and Corporate Governance Committee

The members of our Board’s nominating and corporate governance committee currently include Clayton Christopher and Paul Fonteyne. Mr. Christopher currently serves as the chairperson of the nominating and corporate governance committee. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on the board of directors consistent with criteria approved by the board of directors;
•
determining and, at least annually, reviewing the criteria for board and committee membership, including the specific minimum qualifications for service on the board of directors;
•
evaluating director performance on the board of directors and applicable committees of the board of directors and determining whether continued service on the board of directors is appropriate;

•
evaluating, nominating and recommending individuals for membership on the board of directors and establishing a process for identifying and evaluating such nominees for election to the board of directors;
•
evaluating nominations by stockholders of candidates for election to the board of directors and establishing a policy with regard to the consideration of director candidates recommended by stockholders and procedures for submitting such recommendations;
•
recommending to the board of directors for appointment as chair and as members of board committees;
•
considering and assessing the independence of members of the board of directors;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the board of directors any changes to such policies and principles;
•
overseeing an annual evaluation of the board of directors and its committees, including individual directors;
•
overseeing the development of, and reviewing and discussing with the board of directors, a succession plan for the chief executive officer and other key officers;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter, and recommending to the board of directors any amendments or modifications to the charter that it deems appropriate.

The composition and functioning of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Director Nomination Process

In evaluating director candidates, including directors eligible for re-election, the nominating and corporate governance committee will consider the following: the current size and composition of the Board and the needs of the Board and its respective committees and such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments and any other factors the nominating and corporate governance committee considers appropriate. The nominating and corporate governance committee need not assign any particular weight or priority to any one factor. The nominating and corporate governance committee requires the following qualifications to be satisfied by any nominee for a position on the Board:

•
high standards of personal and professional ethics and integrity;
•
proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•
skills that are complementary to the members of the existing Board;
•
the ability to assist and support management and make significant contributions to our success; and
•
an understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

The nominating and corporate governance committee also evaluates potential nominees for the Board to determine if they are “independent” in accordance with applicable SEC and NYSE rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the nominating and corporate governance committee considers the diversity of the Company’s directors and nominees as part of its overall review of factors that may contribute to the effectiveness of the Company’s Board.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders holding at least three percent (3%) of the Company’s common stock continuously for at least twenty- four (24) months before the date the recommendation was submitted in the same manner as candidates recommended to the nominating and corporate governance committee from other sources. Our nominating and corporate governance committee will evaluate such recommendations in accordance with our charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include name and address of record of the recommending securityholder, a representation that the securityholder is a record holder of the Company’s securities or, if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the recommended director candidate; a description of the qualifications and background of the recommended director candidate that addresses the criteria for Board membership approved by the Board, a description of all arrangements or understandings between the securityholder and the recommended director candidate, a full description of all arrangements pursuant to which the securityholder and the recommended director candidate beneficially own, individually, jointly or otherwise, or has the power to vote, directly or indirectly, including as part of a group, any securities of the Company or may acquire such beneficial ownership or voting power during the period commencing on the date of the recommendation and ending 120 calendar days after the date in the current year corresponding to the date on which the Company held its previous year’s annual meeting of stockholders, the consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of securityholders and (ii) to serve as a director if elected at that meeting and any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC or that the nominating and corporate governance committee considers appropriate for a full and fair assessment of the recommended director candidate.

A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Section 2(a) of our amended and restated bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our amended and restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary at Gelesis Holdings, Inc., 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116. The notice must state the information required by Section 2(a) of our amended and restated bylaws and otherwise must comply with applicable federal and state law.

Board and Committee Meetings Attendance

The full board of directors met 12 times during 2022 following completion of the Business Combination. During 2022 following completion of the Business Combination, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

The following table provides membership and meeting information for 2022 following completion of the Business Combination for each of the committees of the board of directors:

Name	Audit	Compensation	Nominating
Alison Bauerlein	X
Dominic Perks	X
Kathryn Cavanaugh		X
Clayton Christopher			X
Paul Fonteyne			X
Raju Kucherlapati, Ph.D.	X	X
Jane Wildman		X
Yishai Zohar
Total Meetings in 2022	12	7	5

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We held a special meeting in lieu of annual meeting of stockholders in 2022 to approve the proposed Business Combination, among other items.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on the governance section of our website at https://ir.gelesis.com/governance/governance-documents. Information contained on or accessible through such website is not a part of this Amended Report, and the inclusion of the website address in this proxy statement is an inactive textual reference only. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Role of the Board in Risk Oversight

One of the key functions of our Board is the informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather anticipates administering this oversight function directly through our board of directors as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Communication with the Directors of Gelesis Holdings, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, Massachusetts 02116

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Gelesis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Gelesis’ legal counsel, with independent advisors, with non-management directors, or with Gelesis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Gelesis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Gelesis has also established an internal hotline for the reporting of such activity.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2022. Mr. Zohar did not receive any additional compensation for their service as a member of our Board in 2022. Mr. Zohar’s compensation for service as our President and Chief Executive Officer is presented below under the heading “Executive Compensation—2022 Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alison Bauerlein (2)	32,500	170,146	202,646
Dominic Perks (3)	26,431	164,069	190,500
Kathryn Cavanaugh (4)	25,229	162,551	187,780
Clayton Christopher (5)	26,431	164,069	190,500
Paul Fonteyne (6)	39,708	179,261	218,969
Raju Kucherlapati, Ph.D. (7)	30,035	168,628	198,663
Jane Wildman (8)	30,097	167,106	197,203

(1)
Amounts shown reflect the grant date fair value of restricted stock units (“RSUs”) granted during the fiscal year ended December 31, 2022, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 16 to Gelesis’ audited consolidated financial statements included in the 2022 Annual Report. These amounts do not correspond to the actual value that may be recognized by holders upon the vesting or settlement of the applicable awards, or subsequent sale of shares of common stock received pursuant to such awards.
(2)
As of December 31, 2022, Ms. Bauerlein held 51,095 outstanding RSUs and options to purchase an aggregate of 103,680 shares of our common stock.
(3)
As of December 31, 2022, Mr. Perks held 49,270 outstanding RSUs.
(4)
As of December 31, 2022, Ms. Cavanaugh held 48,814 outstanding RSUs.
(5)
As of December 31, 2022, Mr. Christopher held 49,270 outstanding RSUs.
(6)
As of December 31, 2022, Mr. Fonteyne held 53,832 outstanding RSUs and options to purchase an aggregate of 220,318 shares of our common stock.
(7)
As of December 31, 2022, Dr. Kucherlapati held 50,639 outstanding RSUs.

(8)
As of December 31, 2022, Ms. Wildman held 50,182 outstanding RSUs and options to purchase an aggregate of 130,680 shares of our common stock.

Our compensation committee determines the annual compensation to be paid to the members of our Board, but has not yet adopted a formal non-employee director compensation policy.

For the 2022 fiscal year, our board of directors approved the following cash retainer compensation:

Annual Retainer ($)
Board of Directors:
All non-employee members	22,500
Additional retainer for non-executive Chair of the Board	15,000
Audit Committee:
Chair	10,000
Non-Chair members	5,000
Compensation Committee:
Chair	7,500
Non-Chair members	3,750
Nominating and Governance Committee:
Chair	5,000
Non-Chair members	2,500

In addition, on March 4, 2022, our Board granted each non-employee director the following number of RSUs, each of which vest in full in March 2023, subject to each director’s continued service relationship on such date:

Name	Number of RSUs
Alison Bauerlein	51,095
Dominic Perks	49,270
Kathryn Cavanaugh	49,270
Clayton Christopher	50,182
Paul Fonteyne	48,814
Raju Kucherlapati, Ph.D.	53,832
Jane Wildman	50,639

PROPOSAL NO. 2 - REVERSE STOCK SPLIT PROPOSAL

General

Gelesis is asking stockholders to adopt and approve a proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split. Our Board of Directors has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board of Directors will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board of Directors determines that the Reverse Stock Split would be in the best interests of Gelesis and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following this Annual Meeting. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of Gelesis’ common stock at a reverse stock split ratio in the range of 1-for-2 to 1-for-50, as determined by our Board of Directors at a later date. As of the Record Date, [●] shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “— Effects of the Reverse Stock Split —Effect on Shares of Common Stock.” The proposed amendment will result in a reduction of the total number of shares of Gelesis’ common stock that Gelesis is authorized to issue by a corresponding ratio. See “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split. All holders of Gelesis’ common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.0001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Reverse Stock Split

Our Board of Directors has determined that it is in the best interests of Gelesis and its stockholders to combine our shares of common stock within a range of 1-for-2 to 1-for-50, as determined by the Board of Directors at a later date, in order to reduce the number of shares of common stock outstanding. Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet the NYSE’s price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the NYSE under the symbol “GLS.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Gelesis’ and our stockholders’ best interests.

On November 2, 2022, we were notified in writing by the NYSE that the average closing trading price of our common stock was below the criteria of the NYSE’s continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading-day period was less than $1.00. In the letter, the NYSE stated that we have a six-month cure period that started on November 2, 2022 to bring the price of our common stock and the 30-trading-day average closing price of our common stock above $1.00. In the letter, the NYSE further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. Notwithstanding the foregoing, Section 802.01C of the NYSE Listed Company Manual provides that, if a company seeks to cure the price condition by taking an action that will require shareholder approval, such as the Reverse Stock Split, then it must provide notice to the NYSE and obtain the shareholder approval by no later than its next annual meeting. The Annual Meeting is the next annual meeting following the receipt of the letter. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Gelesis with respect to the NYSE’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. On November 16, 2022, we provided written notice to the NYSE of our intention to pursue a reverse stock split in order to bring our share price and average share price back above $1.00 within the six-month cure period, if necessary.

In addition to bringing the per-share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.

Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, the Board of Directors may consider, among other things, various factors, such as:

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the historical trading price and trading volume of our common stock;
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the NYSE Continued Listing Standards requirements;
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the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and
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prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by Gelesis, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following this Annual Meeting, assuming the stockholders approve the amendment. The Effective Time could occur as soon as the business day immediately following this Annual Meeting. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders and ensure compliance with NYSE requirements.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in Gelesis’ best interests and the best interests of Gelesis’ stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Gelesis’ common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Gelesis’ common stock after the Reverse Stock Split, you may do so by either:

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purchasing a sufficient number of shares of Gelesis’ common stock; or

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if you have shares of Gelesis’ common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of March 24, 2023, relating to our outstanding common stock based on reverse stock split ratios within the proposed range and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved	Reduction in Shares Outstanding (%)
Pre-Reverse Stock Split	73,332,588	68,601,786	758,065,626	̶
Post-Reverse Stock Split (1:2)	36,666,294	34,300,893	379,032,813	-50%
Post-Reverse Stock Split (1:50)	1,466,651	1,372,035	15,161,312	-98%

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol “GLS,” although it will be considered a new listing with a new CUSIP number.

Effect on Par Value

The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Gelesis’ Stock Plans

As of March 24, 2023, we had 12,130,086 shares subject to stock options and 3,826,447 shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans. Under our 2021 Stock Option and Incentive Plan (the “2021 Plan”), 2016 Stock Option and Grant Plan (the “2016 Plan”) and 2006 Stock Incentive Plan (the “2006 Plan”) (together with the 2021 Plan and the 2016 Plan, the “Stock Plans”), the Compensation Committee of our Board of Directors (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted and reserved for issuance under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.

Specifically, it is expected that, among other things, the number of shares subject to awards under the Stock Plans will be adjusted in each case to equal the product of the number of shares subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), the exercise price of any stock option will be adjusted to equal the quotient of the exercise price of the applicable stock option immediately prior to the Reverse Stock Split divided by the reverse stock split ratio (rounded up to the nearest whole cent), and the stock price goal of any price-vested restricted stock unit awards will be adjusted in each case to equal the product of the applicable price goal in effect immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded up to the nearest whole cent).

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Gelesis’ common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Shares Held in Certificated Form

If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to freely trade your post-Reverse Stock Split shares of our common stock, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to Be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our common stock. This summary addresses only with a U.S. holder (as defined below) who holds common stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. holders who may be subject to special tax rules, such as:

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partnerships;

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financial institutions;

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insurance companies;

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real estate investment trusts;

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regulated investment companies;

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grantor trusts;

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tax-exempt organizations;

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dealers or traders in securities or currencies;

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stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

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stockholders that have a functional currency other than the U.S. dollar;

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stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

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U.S. expatriates, or

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stockholders who acquire shares of our common stock in connection with employment or other performance of services.

Moreover, this description does not address the U.S. state or local tax, any foreign tax considerations, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISERS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The Company will not recognize gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

If the Reverse Stock Split qualifies as a recapitalization, then a U.S. holder generally will not recognize gain or loss on the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share.

Other Tax Considerations for U.S. Holders

The state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. holder depending upon the jurisdiction in which such holder resides. U.S. holders are urged to consult their own tax advisors regarding the specific tax consequences to them of the Reverse Stock Split, including the applicable federal, state, local and foreign tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to adopt and approve the amendment to our Certificate of Incorporation to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention with respect to the Reverse Stock Split Proposal or a broker non-vote will have the same effect as a vote “Against” the proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

The board of directors recommends that you vote “FOR” the Reverse Stock Split proposal.

PROPOSAL NO. 3 – STOCK ISSUANCE PROPOSAL

Overview

In July and August 2022, we issued short term promissory notes (the “2022 Notes”) in the aggregate principal amount of $25 million to CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited, SSD2 LLC and PureTech Health LLC (“PureTech”), all of whom are our existing stockholders (together the “Investors”).

Pursuant to the terms of each 2022 Note, upon certain payment default under any Investor’s 2022 Note that has not been cured by the Company after five days, (x) the Company is required to issue warrants to such Investor (“2022 Warrants”) to purchase, at an exercise price of $0.01 per share, subject to adjustment, an aggregate number of shares of common stock equal to: (i) (A) 0.2 multiplied by (B) the amount of outstanding principal and accrued interest under such 2022 Note as of the date of conversion, divided by (ii) the volume weighted average price of the common stock, as reported by NYSE, for the five (5) trading days occurring immediately prior to the date of exercise (“VWAP”) and (y) such Investor may elect, at its option, to convert the outstanding principal and accrued interest under its 2022 Note into a number of shares of common stock equal to (i) the amount of outstanding principal and accrued interest under its 2022 Note as of the date of conversion, divided by (ii) the lesser of the price per share of (A) the common stock, as reported by the NYSE or (B) the VWAP as of the day prior to the date of the conversion notice. In connection with the issuance of the 2022 Notes, we agreed to include one or more proposals at our next annual meeting of stockholders to obtain any necessary shareholder approval pursuant to NYSE Rules for the issuance of the 2022 Warrants, and the shares of common stock issuable upon exercise of the 2022 Warrants, and the issuance of the shares of Common Stock issuable upon conversion of the 2022 Notes.

Additionally, on February 21, 2023, we entered into a Note and Warrant Purchase Agreement (the “NPA”), by and among the Company, Gelesis, Inc. (together with the Company, the “Issuers”), Gelesis 2012, Inc. and Gelesis, LLC (collectively with the Issuers, the “Note Parties”) and PureTech, pursuant to which, for a cash purchase price of $5.0 million, the Issuers issued to PureTech (i) a short term convertible senior secured note (the “2023 Note”) in the aggregate principal amount of $5 million to PureTech and (ii) warrants (the “2023 Warrants”) to purchase 23,688,047 shares of our common stock (the “2023 Warrant Shares”).

Pursuant to the NPA, PureTech agreed, upon the request of the Notes Issuers, to purchase an additional $5 million principal amount of short term convertible senior secured notes identical to the 2023 Note (the “Additional Notes,” together with the 2022 Note and 2023 Note, the “Notes”) if, among other things, we receive the stockholder approval requested in this proposal on or before July 31, 2023. In connection with the sale of the Additional Notes, we will issue additional warrants (the “Additional Warrants,” together with the 2022 Warrants and 2023 Warrants, the “Warrants”) to purchase a number of shares of common stock equal to the principal amount of Additional Notes sold multiplied by a factor of 1.7 and divided by the conversion price for such Additional Notes.

The NPA provides that following receipt of the stockholder approval requested in this proposal (i) the 2023 Note will be convertible at the option of PureTech, in whole or in part, into a number of shares of common stock equal to (x) the outstanding principal amount of the 2023 Note being converted plus accrued and unpaid interest divided by (y) a conversion price of $0.2744 per share of common stock, subject to certain anti-dilution adjustments and (ii) the 2023 Warrant will become exercisable for a purchase price of $0.2744 per share of common stock, subject to certain anti-dilution adjustments.

Pursuant to the NPA, we agreed to use our reasonable best effort to obtain approval from our stockholders for (i) the issuance of the shares of common stock issuable upon conversion of the 2023 Notes (the “2023 Conversion Shares”), (ii) the issuance the shares of common stock issuable upon exercise of the 2023 Warrants (the “2023 Warrant Shares”), (iii) the issuance of the shares of common stock issuable upon conversion of the 2022 Notes (the “2022 Conversion Shares,” together with the 2023 Conversion Share, the “Conversion Shares”), and (iv) the issuance of the shares of common stock issuable upon exercise of the 2022 Warrants (the “2022 Warrant Shares,” together with the 2023 Warrant Share, the “Warrant Shares”), as required by, and in conformity, with applicable the rules of the NYSE (the “NYSE Rules”) on or prior to July 31, 2023. The NPA provides that the 2023 Note is not convertible, and the 2023 Warrants are not exercisable, until we receive stockholder approval for the issuance of the 2023 Conversion Shares and the 2023 Warrant Shares.

Accordingly, you are being asked to consider and approve, for purposes of complying with Section 312.03 of the New York Stock Exchange Listed Company Manual, the full issuance of the Conversion Shares and the Warrant Shares.

Reasons for Seeking Stockholder Approval

Our common stock is listed on the NYSE and, as such, we are subject to the NYSE Rules. Pursuant to Section 312.03(c) of the NYSE Listed Company Manual (“NYSE Rule 312.03”), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions for less than the Minimum Price (as defined below) if (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock (the “Exchange Cap”). For the purposes of NYSE Rule 312.03, Section 312.04(h) of the NYSE Listed Company Manual defines “Minimum Price” as a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of common stock for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of NYSE Rule 312.03.

Our Board of Directors has determined that the sale of the Notes and the Warrants as well as the issuance of the Conversion Shares and the Warrant Shares in excess of the Exchange Cap, is in the best interests of us and our stockholders because the proceeds from these issuances provide us with a reliable source of capital for working capital and general corporate purposes.

The conversion ratio for the 2022 Note will be determined at a future date when the conversion notice is delivered and the conversion price for the 2023 Note is subject to certain anti-dilution adjustment. Additionally, the exercise price for the 2022 Warrant is $0.001. Therefore we cannot predict the number of shares of common stock issuable upon conversion of the Notes and the 2022 Warrant. Under certain circumstances, it is possible, that we may need to issue shares of Common Stock to the Investors in excess of the Exchange Cap, and at a price that is less than the Minimum Price, which would require stockholder approval pursuant to NYSE Rule 312.03(c).

Additionally, as of [●], 2023, we had [●] shares of common stock issued and outstanding. The 2023 Warrant Shares issuable to PureTech constitute approximately [●]% of our shares outstanding, which is in excess of the Exchange Cap, and therefore would require stockholder approval pursuant to NYSE Rule 312.03(c).

Accordingly, the aggregate number of shares that are issuable upon conversion of the Notes and exercise of the Warrants will exceed 20% of the voting power and the shares of common stock outstanding before such issuance, and for this reason, we are seeking the approval of the stockholders for the issuance of shares that are issuable upon conversion of the Notes and exercise of the Warrants.

Additionally, pursuant to Section 312.03(b) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to (i) a director, officer or substantial security holder of the company (each a “Related Party”), (ii) a subsidiary, affiliate or other closely related person of a Related Party or (iii) any company or entity in which a Related Party has a substantial direct or indirect interest, in each case, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. Each of the investors who purchased the Notes and the Warrants, is an existing stockholders, and thus a Related Party, of the Company.

Accordingly, the aggregate number of shares that are issuable upon conversion of the Notes and exercise of the Warrants exceeds 1% of the shares of common stock outstanding before such issuance, and for this reason, we are seeking the approval of stockholders for the issuance of the Conversion Shares and the Warrant Shares.

Therefore, we are seeking stockholder approval under this Stock Issuance Proposal to issue Conversion Shares and Warrant Shares in excess of the Exchange Cap, if necessary, to the Investors. The failure of the Company’s stockholders to approve this Stock Issuance Proposal will make it impossible for the Company to issue, at less than the Minimum Price, Conversion Shares and Warrant Shares to the Investors in excess of the Exchange Cap.

Effect on Current Stockholders

While our Board of Directors believes that providing the Company the flexibility to issue shares of common stock in excess of the Exchange Cap to the Investors is advisable and in the best interests of the Company and our stockholders, you should consider the following factors together with the other information included in this proxy statement, in evaluating this proposal.

The issuance of shares of common stock upon conversion of the Notes and exercise of the Warrants, including any shares that may be issued in excess of the Exchange Cap (including any such shares issued below the Minimum Price that are the subject of this Stock Issuance Proposal), would result in an increase in the number of shares of common stock outstanding. Our stockholders will incur significant dilution of their percentage ownership. In addition, existing stockholders would have a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Because the number of Conversion Shares and Warrant Shares that may be issued to the Investors could be determined based on the price at the time of issuance and is subject to certain anti-dilution adjustment, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Required Vote and Recommendation of Board of Directors

A majority of the votes properly cast for and against such proposal is required to approve, for purposes of complying with NYSE Rule 312.03, the issuance of the Conversion Shares and Warrant Shares to the Investors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “FOR” approval of this proposal. Abstentions and broker “non-votes,” if any, have no effect on the outcome of this vote.

The board of directors recommends that you vote “FOR” the Stock Issuance Proposal.

PROPOSAL NO. 4 - KPMG APPOINTMENT PROPOSAL

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as our independent registered public accounting firm since the Business Combination in 2022.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of KPMG LLP is expected to be present via teleconference at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG LLP, and its respective affiliates, or the KPMG Entities, for the audit of the consolidated financial statements, and for fees billed for other services provided by the KPMG Entities during the years ended December 31, 2022 and 2021.

		December 31,
Type of Fee	Description	2022	2021
Audit Fees	For the audits of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, as well as fees incurred in connection with the preparation and filing of registration statements with the SEC.	$747,000	$527,500
Audited-Related Fees	Fees billed for services reasonably related to the performance of the audit or review of the Company's financial statements, including fees related to our 8-K filings, S-1 and S-8 filings, comfort letter procedures which are not reported under the caption “Audit Fees” above, and VAT declaration and related compliance procedures for our Italian subsidiary, Gelesis S.r.l.	211,000	652,000
Total		$958,000	$1,179,500

Audit Committee Pre-Approval Policies

The audit committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditors. The audit committee may delegate pre-approval authority to one or more members of the audit committee, including the Chair of the audit committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. When pre-approving all services by the independent auditor, the audit committee may consider whether the provision of the services is compatible with maintaining the independent auditor’s independence. In 2022, all audit, audit-related, tax fees and other fees for services performed by KPMG were pre-approved by the audit committee in compliance with applicable SEC requirements.

Vote Required and Board of Directors’ Recommendation

The approval of the KPMG Appointment Proposal requires a majority of the votes properly cast for and against such proposal. Abstentions and broker non-votes, if any, have no effect on the outcome of this vote.

However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

The board of directors recommends that you vote “FOR” the KPMG Appointment Proposal.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 24, 2023 by:

•
each person known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our named executive officers and directors (including our three nominees for Class I and Class II director); and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 73,332,588 shares of common stock issued and outstanding as of March 24, 2023 and other than as noted below, do not take into account the issuances of any shares of common stock upon the exercise of warrants or options or vesting and settlement of restricted stock units.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Officers:
Yishai Zohar(1)	3,683,415	5.0%
David Pass(2)	1,537,846	2.1%
Elliot Maltz(3)	862,993	1.2
Alessandro Sannino(4)	2,179,085	3.0%
Raju Kucherlapati(5)	190,264	*
Dominic Perks(6)	49,270	*
Alison Bauerlein(7)	114,456	*
Jane Wildman(8)	136,582	*
Kathryn Cavanaugh(9)	61,639	*
Paul Fonteyne(10)	263,350	*
Clayton Christopher(11)	1,262,768	1.7%
All Directors and Executive Officers as a group (11 individuals)	10,341,668	14.1%
Five Percent Holders:
PureTech Health LLC(12)	17,099,310	23.3%
SSD2 LLC and affiliated entities(13)	13,405,732	18.3%
HPSO SPV Limited(14)	12,181,993	16.6%
Pacific Investment Management Company LLC(15)	3,760,000	5.1%
CMS Medical Venture Investment (HK) Limited(16)	4,901,770	6.7%
R. Steven Hicks(17)	4,232,391	5.8%

* Less than one percent.

(1)
Consists of 465,121 shares of Common Stock, options to purchase up to 2,572,747 shares of Common Stock and 675,547 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(2)
Consists of options to purchase up to 1,378,219 shares of Common Stock and 159,627 RSUs which have vested or which will vest within 60 days of March 17, 2023.

(3)
Consists of options to purchase up to 727,644 shares of Common Stock and 135,349 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(4)
Consists of 138,177 shares of Common Stock issued to Mr. Sannino, 623,727 shares of Common Stock issued to One S.r.l. (“One”), an entity in which our subsidiary, Gelesis, Inc., holds a 10% equity interest, options to purchase up to 425,733 shares of Common Stock and 17,242 RSUs which have vested or which will vest within 60 days of March 17, 2023, issued to Mr. Sannino, and warrants to purchase up to 974,206 shares of Common Stock issued to Mr. Sannino. Mr. Sannino is a co-founder of One and may be deemed to have shared beneficial ownership of the shares held directly by One. Mr. Sannino disclaims beneficial ownership over the shares beneficially owned by One, except to the extent of any pecuniary interest.
(5)
Consists of 139,625 shares of Common Stock and 50,639 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(6)
Consists of 49,270 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(7)
Consists of options to purchase up to 63,361 shares of Common Stock and 51,095 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(8)
Consists of options to purchase up to 86,400 shares of Common Stock and 50,182 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(9)
Consists of 12,825 shares of Common Stock and 50,639 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(10)
Consists of options to purchase 209,518 shares of Common Stock and 53,832 RSUs which have vested or which will vest within 60 days of March 17, 2023.
(11)
Consists of 461,498 shares of Common Stock, 49,270 RSUs which have vested or which will vest within 60 days of March 17, 2023, and warrants to purchase up to 752,000 shares of Common Stock.
(12)
Consists of 16,727,582 shares of Common Stock, options to purchase up to 155,520 shares of Common Stock which have vested or which will vest within 60 days of March 17, 2023, and warrants to purchase up to 216,208 shares of Common Stock. Voting and investment power over the shares held by PureTech Health LLC is exercised by its parent entity, PureTech Health plc. The board of directors of PureTech Health plc consists of Dr. Bharatt Chowrira, Dr. Raju Kucherlapati, Dr. John LaMattina, Dr. Robert Langer, Ms. Kiran Mazumdar-Shaw, Ms. Sharon Barber-Lui, Mr. Christopher Viehbacher, Dr. Joseph Bolen, Dr. Robert Horvitz, Dr. Dennis Ausiello and Ms. Daphne Zohar. None of the members of the board of directors of PureTech Health plc or PureTech Health LLC has individual voting or investment power with respect to such shares. The address for PureTech Health LLC and the individuals listed above is c/o PureTech Health LLC, 6 Tide Street, Boston, Massachusetts 02210.
(13)
Consists of 12,056,626 shares of Common Stock, options to purchase up to 51,840 shares of Common Stock which have vested or which will vest within 60 days of March 17, 2023, and warrants to purchase up to 1,297,266 shares of Common Stock. Elon S. Boms and Andrew D. Wingate are co-managers of Bomsmaster LLC, which is the sole member of SSD2 LLC. Bomsmaster LLC is controlled by KLP Enterprises LLC. Mr. Wingate is the sole manager of KLP Enterprises LLC. Bomsmaster LLC, KLP Enterprises LLC, Mr. Boms and Mr. Wingate may each be deemed to share voting and dispositive power over the shares. Each of them disclaims beneficial ownership over the shares, except to the extent of any pecuniary interest therein. The address for each of these persons is 195 Church Street, 15th Floor, New Haven, Connecticut 06510. SSD2 LLC and the KLP Enterprises LLC may be deemed to be members of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the SSD2 LLC and the KLP Enterprises LLC.
(14)
Consists of 12,181,993 shares of Common Stock held by HPSO SPV Limited (“HPSO SPV”). HPSO SPV, organized as a Guernsey limited company, is a wholly owned subsidiary of HP Special Opportunities Fund I LP, which is managed by Hambro Perks Asset Management Limited, a Guernsey limited company (the “Manager”). The Manager exercises exclusive voting and dispositive power over the shares held by HPSO SPV. The Manager disclaims beneficial ownership of these shares except to the extent of its pecuniary interest in HPSO SPV. The business address of HPSO SPV and of the Manager is Sarnia House, Le Truchot, St. Peter Port, Guernsey GY1 4NA. Dominic Perks, a member of our Board, is the founder and Chief Executive Officer of Hambro Perks Limited, which is the limited partner of HP Special Opportunities Fund I LP, which in turn, owns 100% of the shares of HPSO SPV. Mr. Perks disclaims beneficial ownership interest of the securities held by HP Special Opportunities Fund I LP and HPSO SPV except to the extent of his pecuniary interest therein, if any.

(15)
Consists of warrants to purchase up to 1,880,000 shares of Common Stock held by GCCU VI LLC (“GCCU”) and warrants to purchase up to 1,880,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants held by TOCU XXIX LLC (“TOCU”). GCCU and TOCU are private funds of which Pacific Investment Management Company LLC (“PIMCO”) is the investment adviser. PIMCO Global Credit Opportunity Master Fund LDC (“PIMCO Global”) is the member manager of GCCU and PIMCO Tactical Opportunity Master Fund LDC (“PIMCO Tactical”) is the member manager of TOCU. GCCU and TOCU hold the securities reported herein for the benefit of their respective investors, in their respective investment advisory accounts managed by PIMCO, and each such fund has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that it holds. Michelle Wilson-Clarke and Julie O’Hara, who are directors of PIMCO Global and PIMCO Tactical, share voting and investment discretion with respect to the securities held of record by GCCU and TOCU and may be deemed to have shared beneficial ownership of the securities held directly by TOCU and GCCU. The address of GCCU and TOCU is Windward 3, Regatta Office Park, West Bay Road, PO Box 30872, Grand Cayman KY1-1204, Cayman Islands.
(16)
Consists of 4,501,770 shares of Common Stock and warrants to purchase up to 400,000 shares of Common Stock held by CMS Medical Venture Investment (HK) Limited (“CMS HK”). CMS HK is a wholly owned subsidiary of China Medical System Holdings Limited (“CMS”). Each of CMS HK and CMS is deemed to be the beneficial owner with shared dispositive and voting power with respect to the shares of Common Stock held by CMS HK. The principal business address of CMS HK and CMS is Unit 2106, 21/F, Island Place Tower, 510 King’s Road, North Point, Hong Kong, China.
(17)
Consists of 1,224,391 shares of Common Stock and warrants to purchase up to 3,008,000 shares of Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2022, with the exception of one Form 4 filed late by Alessandro Sannino, dated June 13, 2022, reporting two transactions.

EXECUTIVE OFFICERS OF THE COMPANY

The following table identifies our executive officers, and sets forth their current positions and ages as of [●], 2023. Biographical information for Yishai Zohar, our President, Chief Executive Officer and Co-Inventor, is set forth under the heading “Directors Continuing in Office—Class III Directors (Term Expires at 2024 Annual Meeting)” above.

Name	Position Held with Gelesis	Officer Since	Age
Yishai Zohar	President, Chief Executive Officer and Co-Inventor	2022	60
David Pass, Pharm.D.	Chief Operating Officer and Chief Commercial Officer	2022	55
Elliot Maltz, CPA	Chief Financial Officer, Treasurer, Chief Compliance Officer and Corporate Secretary	2022	38
Alessandro Sannino, Ph.D.	Co-Inventor and Lead Project Scientist	2022	51

David Pass, Pharm.D., has served as our Chief Operating Officer and Chief Commercial Officer since January 2022. Dr. Pass has previously served as the Gelesis, Inc. Chief Operating Officer and Chief Commercial Officer from September 2016 to January 2022 and has more than 25 years of commercial expertise across multiple therapeutic areas with a focus in primary care. Dr. Pass gained a broad range of commercial experience from his time at Johnson & Johnson from August 2002 to January 2008 where he served as VP of Marketing, and at Bristol-Myers Squibb from May 1994 to July 2002, where he served as Director of Marketing. Most recently, Dr. Pass served as Vice President of Marketing at Boehringer Ingelheim, or BI, for Diabetes from August 2009 to August 2016, where he built a multi-billion dollar franchise. In this role, Dr. Pass also led the BI alliance with Eli Lilly & Company to develop and commercialize a portfolio of diabetes compounds. Dr. Pass received his B.S. Pharmacy and Doctor of Pharmacy degrees from Philadelphia College of Pharmacy and Science.

Elliot Maltz, CPA, has served as our Chief Financial Officer since January 2022. Mr. Maltz previously served as the Gelesis, Inc. Chief Financial Officer from May 2021 to January 2022 and as its Treasurer from May 2015 to January 2022. Prior to his appointment as the CFO of Gelesis, Inc., Mr. Maltz was Gelesis, Inc.’s Vice President of Finance and previously served as its Corporate Controller. Mr. Maltz has 15 years of accounting and corporate finance experience working with public and private companies, specializing in the biotechnology, medical device and manufacturing industries. Prior to joining Gelesis, Inc., Mr. Maltz served as an external auditor at KPMG LLP from January 2007 to April 2013 and as a manager of the technical accounting and SEC reporting function at Sapient Corp. from April 2013 to March 2014. Mr. Maltz received a B.S. in Business Finance from Elon University and is a licensed CPA in the state of Massachusetts.

Alessandro Sannino, Ph.D., has served as our Lead Project Scientist since January 2022. Dr. Sannino is a Gelesis Co-Inventor and previously served as the Lead Project Scientist for Gelesis, Inc. from May 2008 to January 2022. Dr. Sannino has been a Professor of Polymer Science and Technology and the director of the Bioslabs at the University of Salento since September 2000. Since March 2012, Dr. Sannino has overseen the Life Science division of the Puglia District of Technology and since September 2004, he has been a member of the adjunct faculty at the Massachusetts Institute of Technology (MIT). Dr. Sannino also served as an advisor to the National Institute of Health, of the Italian Ministry of Health (the Italian equivalent to the U.S. FDA). Since 2013, he has been a board member of the European Laboratory of non-linear Spectroscopy and of the Regional Agency for Research and Innovation. Since September 2019, he has been Vice Dean of the University of Salento and since May 2020 he has been nominated by the President of Puglia Region as one of the seven (7) experts for the recovery after the COVID-19 pandemic. Dr. Sannino’s research activity is focused on macromolecular hydrogels, polymer microstructure modifications, tissue engineering constructs and cell-material interactions, and he has published over 130 scientific papers on these topics. Dr. Sannino received his PhD at University of Naples, and he also completed a post-doctoral fellowship at MIT.

Executive Compensation

This section discusses the material components of the executive compensation program offered to our principal executive officer and the two most highly compensated executive officers other than the principal executive officer, whom we refer to as our “named executive officers”, or “NEOs”. Our named executive officers in fiscal year 2022 were as follows:

(1)
Yishai Zohar, our President, Chief Executive Officer, Class III Director and Co-Inventor;
(2)
David Pass, our Chief Operating Officer and Chief Commercial Officer
(3)
Elliot Maltz, our Chief Financial Officer, Treasurer, Chief Compliance Officer and Corporate Secretary

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations retarding future compensation programs. Actual compensation programs that we adopt could vary significantly from our historical practices and currently planned programs summarized in this discussion.

Executive Compensation Overview

Compensation Philosophy

Our executive compensation program has been designed to reinforce a strong link between pay and performance in order to: (i) attract leading talent; (ii) retain and motivate top performers; and (iii) promote and pay for performance culture with an emphasis on variable compensation. We continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require.

Compensation Elements

The compensation for Gelesis’ named executive officers primarily consists of the following:

Compensation Element	Purpose

Base Salary	To provide stable and competitive income.

Annual Incentives	To motivate and reward short-term behaviors, actions and results that drive long-term value creation.

Equity Compensation	To encourage executives to maximize long-term shareholder value (provided in the form of options).

To accomplish both its short-term and long-term objectives, the compensation program emphasizes pay- for-performance, with two variable components. These variable components include annual and long-term incentives which are used to align each component of incentive compensation with Gelesis’ short and long-term business objectives.

2022 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to Gelesis’ named executive officers for services rendered to Gelesis in all capacities during the fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Yishai Zohar, President, Chief Executive Officer, Class III Director and Co-Inventor	2022	394,833	3,037,040	1,940,833	—	10,925	5,383,631
	2021	412,000	3,211,496	—	162,734	10,150	3,796,380
David Pass, Chief Operating Officer and Chief Commercial Officer	2022	355,350	1,667,611	931,599	—	10,925	2,965,486
Elliot Maltz, Chief Financial Officer Treasurer, Chief Compliance Officer and Corporate Secretary	2022	318,933	1,339,684	853,965	—	10,925	2,523,508
	2021	304,078	—	998,267	140,008	10,150	1,452,503

(1)
Amounts shown reflect the grant date fair value of RSU awards granted during 2022 and 2021. The grant date fair value was computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 16 to Gelesis’ audited consolidated financial statements. These amounts do not correspond to the actual value that may be recognized by holders upon the vesting or settlement of the applicable awards, or subsequent sale of shares of common stock received pursuant to the settlement of such awards.
(2)
Amounts shown reflect the grant date fair value of stock options granted during 2022 and 2021. The grant date fair value was computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 16 to Gelesis’ audited consolidated financial statements. These amounts do not correspond to the actual value that may be recognized by holders upon the vesting or exercise of the applicable option awards, or subsequent sale of shares of common stock received pursuant to the exercise of such option awards.
(3)
Amounts shown represent discretionary performance-based bonuses earned for services performed during the fiscal years ended December 31, 2021. Although such performance-based bonuses are typically paid in cash, in an effort to preserve Gelesis’ cash 100% of each NEO’s performance-based bonus for the fiscal year ended December 31, 2021 was paid in the form of RSUs which will vest in full in February 2023 subject to such NEO’s continued service relationship with us through such date. Each such RSU award will accelerate in full upon a “sale event” (as defined in our 2021 Stock Option and Incentive Plan, or the "2021 Plan"). No discretionary performance-based bonuses have been earned for the fiscal year ended December 31, 2022.
(4)
Amounts shown represent employer matching contributions under our 401(k) plan.

Narrative Disclosure to the Summary Compensation Table

Base Salaries

The base salary component of compensation reflects the level of responsibility within Gelesis and is compared to similar positions in comparable companies in the biotechnology/pharmaceutical industry. The compensation committee sets the salary and bonus for each NEO, aside from the President & Chief Executive Officer’s which is set by the Board based on recommendation from the Compensation Committee, and the compensation is subject to periodic review and adjustment. For the 2022 fiscal year, the base salary for Mr. Zohar was initially equal to $412,000, was decreased to $216,300 effective February 1, 2022, and was increased to $432,600 effective April 1, 2022. For the 2022 fiscal year, the base salary for Mr. Pass was initially equal to $370,800, was decreased to $194,670 effective February 1, 2022, and was increased to $389,340 effective April 1, 2022. For the 2022 fiscal year, the base salary for Mr. Maltz was initially equal to $318,270, was decreased to $250,638 effective February 1, 2022, and was increased to $334,184 effective April 1, 2022.

Annual Performance-Based Cash Bonuses

Each of our NEOs is eligible to earn a discretionary annual cash incentive bonus based on achievement of specified company and individual performance criteria established by the Gelesis board of directors in its discretion. For 2022, Mr. Zohar’s target annual bonus was equal to 55% of his annual base salary, Mr. Pass’ target annual bonus was equal to 44% of his annual base salary, and Mr. Maltz’ target annual bonus was equal to 42% of his annual base salary.

Equity Compensation

Although we do not yet have a formal policy with respect to the grant of equity incentive awards to our NEOs, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

Employment Agreement with Yishai Zohar

We entered into an employment agreement with Yishai Zohar, dated July 16, 2021, which became effective January 13, 2022, pursuant to which we employ Mr. Zohar as our President and Chief Executive Officer on an “at will” basis. Mr. Zohar’s employment agreement provides for his initial annual base salary to be $412,000 per year, subject to periodic increases at Gelesis’ discretion. In addition, the employment agreement provides that Mr. Zohar is eligible to receive an annual performance bonus, initially targeted at fifty percent (50%) of his annual base salary.

Pursuant to the employment agreement, in the event of a termination of Mr. Zohar’s employment by Gelesis without “cause” (as defined in the employment agreement) or by his resignation for “good reason”(as defined in the employment agreement), subject to Mr. Zohar’s execution of a release of claims in favor of Gelesis and its affiliates, Mr. Zohar is entitled to receive (i) base salary continuation for twelve months following his termination date (subject to continued compliance with applicable restrictive covenant provisions), and (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to COBRA health continuation, monthly payments equal to the monthly employer contribution that Gelesis would have made to provide health insurance to Mr. Zohar if he had remained employed by Gelesis until the earliest of (A) the twelve month anniversary of his date of termination, (B) his eligibility for group health plan benefits under any other employer’s group health plan, or (C) the cessation of his COBRA continuation rights. In addition, in the event of a termination of Mr. Zohar’s employment by Gelesis without cause or by his resignation for good reason within twelve months after a “change in control” (as defined in the employment agreement), subject to Mr. Zohar’s execution of a release of claims in favor of Gelesis and its affiliates, all unvested stock options and other stock-based awards held by Mr. Zohar will immediately accelerate and become fully exercisable or nonforfeitable as of his date of termination.

Employment Agreement with David Pass

We entered into an employment agreement with David Pass, dated July 27, 2021, which became effective January 13, 2022, pursuant to which we employ Mr. Pass as our Chief Operating Officer and Chief Commercial Officer on an “at will” basis. Mr. Pass’ employment agreement provides for his initial annual base salary to be $370,800 per year, subject to periodic increases at Gelesis’ discretion. In addition, the employment agreement provides that Mr. Pass is eligible to receive an annual performance bonus initially targeted at forty percent (40%) of his annual base salary.

Pursuant to the employment agreement, in the event of a termination of Mr. Pass’ employment by Gelesis without “cause” (as defined in the employment agreement) or by his resignation for “good reason” (as defined in the employment agreement), subject to Mr. Pass’ execution of a release of claims in favor of Gelesis and its affiliates, Mr. Pass is entitled to receive (i) base salary continuation for twelve months following his termination date (subject to continued compliance with applicable restrictive covenant provisions), and (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to COBRA health continuation, monthly payments equal to the monthly employer contribution that Gelesis would have made to provide health insurance to Mr. Pass if he had remained employed by Gelesis until the earliest of (A) the six month anniversary of his date of termination, (B) his eligibility for group health plan benefits under any other employer’s group health plan, or (C) the cessation of his COBRA continuation rights. In addition, in the event of a termination of Mr. Pass’ employment by Gelesis without cause or by his resignation for good reason within twelve months after a “change in control” (as defined in the employment agreement), subject to Mr. Pass’ execution of a release of claims in favor of Gelesis and its affiliates, all unvested stock options and other stock-based awards held by Mr. Pass will immediately accelerate and become fully exercisable or nonforfeitable as of his date of termination.

Employment Agreement with Elliot Maltz

We entered into an employment agreement with Elliot Maltz, dated July 19, 2021, which became effective January 13, 2022, pursuant to which we employ Mr. Maltz as our Chief Financial Officer, Treasurer, Chief Compliance Officer and Corporate Secretary on an “at will” basis. Mr. Maltz’ employment agreement provides for his initial annual base salary to be $318,270 per year, subject to periodic increases at Gelesis’ discretion. In addition, the employment agreement provides that Mr. Maltz is eligible to receive an annual performance bonus initially targeted at forty percent (40%) of his annual base salary.

Pursuant to the employment agreement, in the event of a termination of Mr. Maltz’ employment by Gelesis without “cause” (as defined in the employment agreement) or by his resignation for “good reason” (as defined in the employment agreement), subject to Mr. Maltz’ execution of a release of claims in favor of Gelesis and its affiliates, Mr. Maltz is entitled to receive (i) base salary continuation for twelve months following his termination date (subject to continued compliance with applicable restrictive covenant provisions), and (ii) subject to his copayment of premium amounts at the applicable active employees’ rate and proper election to COBRA health continuation, monthly payments equal to the monthly employer contribution that Gelesis would have made to provide health insurance to Mr. Maltz if he had remained employed by Gelesis until the earliest of (A) the twelve month anniversary of his date of termination, (B) his eligibility for group health plan benefits under any other employer’s group health plan, or (C) the cessation of his COBRA continuation rights. In addition, in the event of a termination of Mr. Maltz’ employment by Gelesis without cause or by his resignation for good reason within twelve months after a “change in control” (as defined in the employment agreement), subject to Mr. Maltz’ execution of a release of claims in favor of Gelesis and its affiliates, all unvested stock options and other stock-based awards held by Mr. Maltz will immediately accelerate and become fully exercisable or nonforfeitable as of his date of termination.

401(k) Plan

Gelesis maintains a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the Gelesis 401(k) Plan (the “401(k) Plan”), eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. Under the provisions of the 401(k) Plan, Gelesis will make a safe harbor matching contribution equal to 100% of each participant’s contributions up to 1% of the participant’s compensation, and 50% of each participant’s contributions that exceed 1% but are less than 6% of the participant’s compensation. In addition, Gelesis may make discretionary profit sharing contributions, as determined by management. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Employee Benefits

Our named executive officers are eligible to participate in the Gelesis employee benefit plans, including Gelesis medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals that drive shareholder value, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding vested and unvested option awards and unvested equity awards held by each of Gelesis’ named executive officers as of December 31, 2022.

	Option Awards(1)						Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (X)		Market Value of Shares or Units of Stock that Have Not Vested(2)
Yishai Zohar, President, Chief Executive Officer Class III Director, and Co-Inventor	8/29/2014		441,070	—	3.11	8/29/2024
	9/29/2014		4,525	—	4.05	2/16/2025
	4/1/2016		390,595	—	4.05	9/7/2026
	5/8/2017		77,760	—	4.05	6/15/2027
	7/17/2018		453,605	—	4.05	7/17/2028
	7/15/2020	(3)	777,663	259,221	4.26	7/15/2030
	3/4/2022	(4)	—	898,867	3.33	3/4/2032
							62,026	(5)	17,988
							898,867	(6)	260,671
David Pass, Chief Operating Officer and Chief Commercial Officer	9/1/2016		500,072	—	4.05	9/7/2026
	7/17/2018		388,804	—	4.05	7/17/2028
	7/15/2020		312,119	104,041	4.26	7/15/2030
	3/4/2022		—	431,456	3.33	3/4/2032
							51,763	(7)	15,011
							431,456	(6)	125,122
Elliot Maltz, Chief Financial Office, Treasurer, Chief Compliance Officer and Corporate Secretary	3/25/2014		66,358	—	3.11	8/29/2024
	3/25/2014		679	—	4.05	2/16/2025
	3/26/2017		103,681	—	4.05	6/15/2027
	7/17/2018		51,840	—	4.05	7/17/2028
	7/15/2020	(3)	213,716	71,238	4.26	7/15/2030
	5/14/2021	(3)	108,752	108,753	5.56	6/3/2031
	3/4/2022	(4)	—	395,501	3.33	3/4/2032
							36,474	(8)	10,577
							395,501	(6)	114,695

(1)
Each of the outstanding option awards in the table above with an expiration date prior to September 2026 was granted pursuant to our 2006 Stock Incentive Plan (our “2006 Plan”). Each of the outstanding option awards in the table above with an expiration date in or after September 2026 but in or before June 2031 was granted pursuant to our 2016 Stock Option and Grant Plan (our “2016 Plan”). Each of the outstanding option awards in the table above with an expiration date after June 2031 was granted pursuant to our 2021 Stock Option and Incentive Plan (our “2021 Plan”).

(2)
Based on the fair market value of our common stock as of December 30, 2022, the last trading day of 2022, which was $0.29.
(3)
The shares subject to this option vest over three years, with one-third of the option shares vesting on the one-year anniversary of the vesting commencement date, and two-thirds of the option shares vesting in equal quarterly installments thereafter, in each case subject to the NEO’s continued service relationship with us.
(4)
The shares subject to this option vest over four years, with one-fourth of the option shares vesting on the one-year anniversary of the vesting commencement date, and three-fourths of the option shares vesting in equal quarterly installments thereafter, in each case subject to the NEO’s continued service relationship with us.
(5)
Represents RSUs which vest with respect to 13,157 RSUs on February 10, 2023 and with respect to 48,869 RSUs on February 28, 2023.
(6)
Represents RSUs which vest over four years, with 25% of such RSUs vesting on April 1, 2023 and the remaining 75% of such RSUs vesting in 12 equal quarterly installments thereafter.
(7)
Represents RSUs which vest with respect to 11,841 RSUs on February 9, 2023 and with respect to 39,922 RSUs on February 23, 2023.
(8)
Represents RSUs which vest with respect to 5,082 RSUs on February 6, 2023 and with respect to 31,392 RSUs on February 12, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

PureTech

On December 13, 2021, we executed convertible promissory note agreements in the aggregate amount of $27.0 million, including a note agreement in the aggregate amount of $15.0 million payable to PureTech. These convertible promissory notes bore interest at 10.0% and were settled in cash for principal plus accrued interest on January 19, 2022.

On July 25, 2022, we executed convertible promissory note agreements in the aggregate amount of $25 million, including a note agreement to PureTech in the amount of $15.0 million. These convertible promissory notes bear interest at a rate of 15% per annum and may be repaid with proceeding from future financing subject to certain conditions set forth in the promissory notes, or payable at December 31, 2023 with an option to convert to equity.

On February 21, 2023, the Company entered into a Note and Warrant Purchase Agreement with PureTech Health LLC, pursuant to which the Company issued a short term convertible senior secured note in the aggregate principal amount of $5.0 million and warrants to purchase 23,688,047 shares of Common Stock. The warrants have an exercise price of $0.2744 and may not be exercised prior to the receipt of Stockholder approval. The short term convertible senior secured note bears interest at a rate of 12% per annum, and matures on July 31, 2023, unless earlier converted or the maturity is extended as described within the definitive Agreements.

One S.r.l

In 2008, in connection with our entry into a patent license and assignment agreement with One, we and one of the founders of One, who is also a stockholder of the Company, executed a consulting agreement for the development of the underlying intellectual property. We incurred costs for consulting services received from such founder totaling $0.3 million during each of the years ended December 31, 2022 and 2021, respectively. We had outstanding accrued expenses to the founder of less than $0.1 million at December 31, 2022 and December 31, 2021, respectively.

In connection with an amended and restated master agreement with One, the Company acquired a 10.0% equity interest in One. €2.5 million and €0 was paid to the One shareholders by us towards this acquisition during the years ended December 31, 2022 and 2021, respectively. We had remaining undiscounted payments of €2.5 million due to One as of December 31, 2022.

Additionally, we incurred royalty expense of $0.5 million and $0.2 million in connection with the One royalty agreement during the years ended December 31, 2022 and 2021, respectively.

CMS Strategic Partnership

In June 2020, we entered into a strategic partnership with CMS for the commercialization of Plenity in Greater China (including Mainland China, Hong Kong, Macau, and Taiwan), Singapore and United Arab Emirates. In connection with this agreement, we sold 1,158,077 shares of Series 3 Growth to CMS for an aggregate purchase price of $20.0 million. In addition, we granted CMS a license to use our intellectual property and the rights to sell Plenity in the aforementioned territory in exchange for a one-time, non- refundable and non-creditable upfront fee of $15.0 million, a time-based milestone payment of $5.0 million, with the potential for an additional $388.0 million in future regulatory and sales milestone payments with the potential for an additional $388.0 million in future regulatory and sales milestone payments based on the aggregate net sales of all products in the aforementioned territory during a calendar year.

On August 4, 2022, we amended the CMS Agreement, under which the one-time regulatory approval milestone payment of $5.0 million provided for in the original agreement became immediately payable. Additionally, the amendment expands the CMS Territory include Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Thailand and Vietnam and provides that the minimum annual royalty term for CMS Territory will commence January 2024 (rather than January 2022 as previously provided under the original CMS Agreement). The Company also issued to CMS a warrant to purchase up to 400,000 shares of common stock, par value $0.0001 per share, at an exercise price of $0.01 per share. The discounted one-time regulatory approval milestone, which had a carrying value of $4.2 million and $4.1 million as of August 4, 2022 and December 31, 2021, respectively, was fully collected upon execution of the CMS amendment.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction approval and disclosure policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•
any person who is known by us to be the beneficial owner of more than five percent (5%) of its voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, each potential related party transaction will be reviewed by, and require the approval of, a majority of the disinterested members of our Board.

Indemnification Of Directors And Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Gelesis Holdings, Inc., 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116, Attention: Corporate Secretary, telephone: (617) 456-4718. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than [●], 2023. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Gelesis Holdings, Inc., 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than [●] and no later than [●]. Stockholder proposals and the required notice should be addressed to Gelesis Holdings, Inc., 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By order of the Board of Directors,

/s/ Yishai Zohar
Yishai Zohar
President and Chief Executive Officer

Boston, Massachusetts

[●], 2023

Annex A

Certificate of Amendment

Of

Second Amended and Restated

Certificate of Incorporation

GELESIS HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [●] shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: This Certificate of Amendment shall become effective as of [●], 2023 at [●] [a.m./p.m.].

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [●] day of [●], 2023.

Gelesis P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/GLS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-463-0679 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/GLS Gelesis Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 24, 2023 TIME: [Thursday], May [18], 2023 9:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/GLS for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Yishai Zohar and Elliot Maltz (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Gelesis Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Gelesis Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE IN PROPOSAL I AND FOR PROPOSALS 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect two classes of directors, including (i) two Class I directors, Alison Bauerlein and Dominic Perks, to our board of directors, to serve as Class I directors, each to hold office until our annual meeting of stockholders in 2024, and (ii) three Class II directors, Kathryn Cavanaugh, Clayton Christopher and Paul Fonteyne, to our board of directors, to serve as Class II directors, each to hold office until our annual meeting of stockholders in 2025, and, in each case, until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal; FOR WITHHOLD 1.01 Alison Bauerlein #P2# #P2# FOR 1.02 Dominic Perks #P3# #P3# FOR 1.03 Kathryn Cavanaugh #P4# #P4# FOR 1.04 Clayton Christopher #P5# #P5# FOR 1.05 Paul Fonteyne #P6# #P6# FOR FOR AGAINST ABSTAIN 2. To consider and approve an amendment to the Articles of Incorporation of the Company to effect a reverse stock split at a ratio of not less than 1:2 and not more than 1:50, with the exact ratio to be set within this range by our board of directors, in its sole discretion; #P7# #P7# #P7# FOR 3. To consider and approve, for purposes of complying with Section 312.03 of the New York Stock Exchange Listed Company Manual, the full issuance of the shares of Common Stock issuable pursuant to (i) a conversion of the promissory notes issued in July and August of 2022 (the "2022 Notes") and the exercise of the warrants potentially issuable pursuant to the 2022 Notes, and (ii) a conversion of the convertible senior secured promissory notes issued, and potentially issuable pursuant to that certain note and warrant purchase agreement, dated February 21, 2023, by and among the Company, the guarantors party thereto and PureTech Health, LLC (the "NPA") and the exercise of the warrants issued, and potentially issuable, under the NPA; #P9# #P9# #P9# FOR 4 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and #P10# #P10# #P10# FOR 5. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/GLS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date